Exhibit 10.1.1

PROMISSORY NOTE

US$500,000.00	New York, New York

Dated: February 23, 2022

The undersigned, SCVX CORP., a Cayman Islands exempted company (the “Borrower”), hereby promises to pay to SCVX USA LLC (the “Lender”), (i) the principal amount of US$500,000.00, and (ii) interest on the outstanding principal amount, from the date hereof until paid in full, at a rate per annum equal to 0.59%, which interest shall be payable in cash, in both cases payable on the earlier to occur of (i) the date the Transaction is closed and (ii) July 28, 2022 (the “Maturity Date”). The Borrower may prepay such principal amounts from time to time until the Maturity Date, subject to terms and conditions set forth in this promissory note (the “Note”).

The principal amount shall be used by the Borrower for the purpose of completing a business combination transaction (the “Transaction”). For avoidance of doubt, the principal amount does not include funds contributed by the Lender to the Borrower in exchange for equity in the Borrower.

As used herein:

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Event of Default” means the occurrence of any of the following:

(a) the Borrower fails to pay the outstanding principal amount of this Note on the Maturity Date; or

(b) any Insolvency Event occurs.

“Insolvency Event” shall be deemed to occur if (i) the Borrower admits in writing its inability to pay its loans as they mature, (ii) the Borrower makes an assignment of all or substantially all of its assets for the benefit of lenders, (iii) any bankruptcy, insolvency, reorganization, liquidation or proceeding for relief under any bankruptcy law or any law for relief of borrowers (a “Proceeding”) is instituted by the Borrower or is instituted against the Borrower with the Borrower’s consent, (iv) any Proceeding is instituted against the Borrower without its consent and is not stayed or dismissed within sixty (60) days, or (v) the Borrower applies for or consents to the appointment of a receiver or trustee for the Borrower or all or substantially all of its assets.

The outstanding principal amount and all payments made to the Lender on account of such principal, together with all accrued but unpaid interest shall be repaid on the Maturity Date.

Principal and interest are payable in lawful money of the United States in immediately available funds by wire transfer to the Lender in accordance with the wire instructions as the Lender shall provide the Borrower from time to time in writing.

If any amount payable hereunder shall be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day.

The Borrower may, at its option, prepay any principal owed under this Note, in whole at any time or in part from time to time, without penalty or premium.

The Borrower represents and warrants that this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

The Lender may at any time, upon the occurrence and during the continuance of an Event of Default, (i) declare the outstanding principal amount of this Note and all other amounts owed under this Note to be immediately due and payable, whereupon the outstanding principal amount and all such other amounts shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, provided that, in the event of an Insolvency Event, the outstanding principal amount and all other amounts owed under this Note shall become immediately due and payable, automatically and without any diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and (ii) exercise any and all of its other rights under applicable law and under this Note.

Notwithstanding anything herein to the contrary, Lender hereby waives any and all right, title, interest or claim (“Claim”) of any kind in or to any distribution of or from the trust account (the “Trust Account”) established at the consummation of the Borrower’s initial public offering, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Lender preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Lender. No waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note may be amended only pursuant to a written agreement executed by the Lender and the Borrower.

Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

This Note shall be binding upon and inure to the benefit of the Lender and the Borrower and their respective successors and, if permitted, their assigns. The Borrower shall not delegate or assign any of its obligations under this Note without the prior written consent of the Lender. The Lender shall not assign or transfer this Note, or sell a participation interest herein, to any person without the consent of the Borrower.

Each of the Borrower and the Lender (by its acceptance hereof) hereby (i) irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Note, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in such New York State or Federal court. The Borrower and the Lender (by its acceptance hereof) mutually waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

BORROWER:
SCVX CORP.

By:	/s/ Michael Doniger
Name:	Michael Doniger
Title:	Chief Executive Officer

Agreed and Accepted:

LENDER:
SCVX USA LLC

By:	Strategic Cyber Ventures, as the Managing Member

By:	/s/ Hank Thomas
Name:	Hank Thomas
Title:	Chief Executive Officer